Exhibit 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS

                                                                                      Year Ended March 31
                                                                                      -------------------
                                                                          1997               1996               1995
                                                                          ----               ----               ----
Primary
         Average shares outstanding                                        1,400,423           1,273,276          1,410,153
         Net effect of dilutive stock options - based on the
         treasury method using average market price                        --                      --                62,701
                                                                           ---------           ---------          ---------
         Total                                                             1,400,423           1,273,276          1,472,854
                                                                           ---------           ---------          ---------

         (Loss) income from continuing operations                          $ 126,731           $(778,332)          $676,135
         Redeemable preferred stock dividends and accretions                 162,000             203,836            106,847
                                                                           ---------           ---------           --------
         (Loss) income from continuing operations applicable to
         common stockholders                                               ( 35,269)            (982,168)           569,288
                                                                           ---------            ---------          --------
         (Loss) income before extraordinary item applicable to
         common stockholders                                                ( 35,269)           (982,168)           290,555
         Extraordinary item                                                    --                     --             60,000
                                                                           ---------           ---------           --------
         Net (loss) income applicable to common stockholders               $( 35,269)          $(982,168)          $350,555
                                                                           ----------          ----------          --------

         Per-share amount:
         (Loss) income from continuing operations applicable to
         common stockholders                                                   $(.03)              $(.77)              $.39
         (Loss) income before extraordinary item applicable to
         common stockholders                                                   $(.03)              $(.77)              $.20
         Extraordinary item                                                       --                  --               $.04
         Net (loss) income applicable to common stockholders                   $(.03)              $(.77)              $.24

Fully Diluted(2)
         Average shares outstanding                                                                               1,410,153
         Net effect of dilutive stock options - based on the
         treasury method using year-end market price, if higher
         than average market price                                                                                   88,153
         Assumed conversion of 6% Cumulative convertible
         preferred stock                                                                                            395,685
                                                                                                                  ---------
         Total                                                                                                    1,893,991
                                                                                                                  ---------

         (Loss) income from continuing operations applicable to
         common stockholders                                                                                        676,135
                                                                                                                  ---------
         (Loss) income before extraordinary item applicable to
         common stockholders                                                                                        397,402
                                                                                                                  ---------
         Extraordinary item                                                                                          60,000
                                                                                                                  ---------
         Net (loss) income applicable to common stockholders                                                        350,555
         Add preferred stock dividends and accretion                                                                106,847
                                                                                                                  ---------
         Total                                                                                                    $ 457,402
                                                                                                                  ---------

         Per share amount:
         (Loss)  income  from  continuing  operations  applicable  to 36  common
         stockholders                                                                                                  $.36
         (Loss) income before extraordinary item applicable to
         common stockholders (1)
         Extraordinary item                                                                                            $.03
         Net (loss) income applicable to common stockholders                                                           $.24

(1)      Anti-dilutive
(2)      Fully diluted computations are not presented for Fiscal 1996 because the effect of the net loss applicable to common stockholders is anti-dilutive.